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                                                                    EXHIBIT 10.4


                           STOCK OPTION GRANT PROGRAM
                                       FOR
                         NONEMPLOYEE DIRECTORS UNDER THE
                        QUINTON CARDIOLOGY SYSTEMS, INC.
                            2002 STOCK INCENTIVE PLAN

      The following provisions set forth the terms of the stock option grant program (the "Program") for nonemployee directors of Quinton Cardiology Systems, Inc. (the "Company") under the Company's 2002 Stock Incentive Plan (the "Plan"). The following terms are intended to supplement, not alter or change, the provisions of the Plan, and in the event of any inconsistency between the terms contained herein and in the Plan, the Plan shall govern. All capitalized terms that are not defined herein shall be as defined in the Plan.

      1.    ELIGIBILITY

      Each director of the Company elected or appointed who is not otherwise an employee of the Company or a Related Company (an "Eligible Director") shall be eligible to receive Initial Grants and Annual Grants under the Plan, as discussed below.

      2.    INITIAL GRANTS

      A Nonqualified Stock Option to purchase 15,000 shares of Common Stock (an "Initial Grant") shall be granted to each Eligible Director upon such Eligible Director's initial election or appointment to the Board. Initial Grants shall vest and become exercisable in equal monthly installments over the 12-month period following the date of grant, assuming continued service on the Board for such period.

      3.    ANNUAL GRANTS

      Commencing with the 2003 annual stockholders meeting, each Eligible Director shall automatically receive a Nonqualified Stock Option to purchase 5,000 shares of Common Stock immediately following each year's Annual Meeting (each, an "Annual Grant"); provided that any Eligible Director who received an Initial Grant within three months prior to an annual meeting shall not receive an Annual Grant until immediately following the second annual meeting after the date of such Initial Grant. Annual Grants shall fully vest and become exercisable in equal monthly installments over the 12-month month period following the date of grant, assuming continued service on the Board for such period.

      4.    OPTION EXERCISE PRICE

      The exercise price of an Option shall be the Fair Market Value of the Common Stock on the Grant Date.
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      5.    MANNER OF OPTION EXERCISE

      An Option shall be exercised by giving the required notice to the Company, stating the number of shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full for such Common Stock, which payment may be in whole or in part (a) in cash or check (acceptable to the Plan Administrator), (b) in shares of Common Stock already owned by the Eligible Director for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate exercise price of the shares being purchased under the Option or (c) if and so long as the Common Stock is registered under the Exchange Act, by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price, all in accordance with the regulation of the Federal Reserve Board.

      6.    TERM OF OPTIONS

      Each Option shall expire ten years from the date of grant thereof, but shall be subject to earlier termination as follows:

      (a) In the event that an Eligible Director ceases to be a director of the Company for any reason other than Retirement or death, the unvested portion of any Option granted to such Eligible Director shall terminate immediately and the vested portion of the Option may be exercised by the Eligible Director only within six months after the date he or she ceases to be a director of the Company or prior to the date on which the Option expires by its terms, whichever is earlier.

      (b) In the event of the Retirement or death of an Eligible Director, the unvested portion of any Option granted to such Eligible Director shall terminate immediately and the vested portion of the Option may be exercised only within one year after the date of Retirement or death of the Eligible Director or prior to the date on which the Option expires by its terms, whichever is earlier, by the personal representative of the Eligible Director's estate, the person(s) to whom the Eligible Director's rights under the Option have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 11 of the Plan.

      7.    COMPANY TRANSACTIONS

      In the event of any Company Transaction,

      (a) Except as provided in subsection (b) below, each outstanding Option shall be assumed or an equivalent option or right substituted by the Successor Company.

      (b) If in connection with a Company Transaction the Successor Company refuses to assume or substitute for an Option, then each such outstanding Option shall become fully vested and exercisable with respect to 100% of the unvested portion of the Option. In such case, the Plan Administrator shall notify the Participant in writing or electronically that the unvested portion of the Option specified above shall be fully vested and exercisable for a specified time


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period. At the expiration of the time period, the Option shall terminate, provided that the Company Transaction has occurred.

      (c) All Options shall terminate and cease to remain outstanding immediately following the Company Transaction, except to the extent assumed by the Successor Company.

      8.    AMENDMENT

      The Board may amend the provisions contained herein in such respects as it deems advisable. Any such amendment shall not, without the consent of the Eligible Director, impair or diminish any rights of an Eligible Director or any rights of the Company under an Option.

      Provisions of the Plan (including any amendments) that were not discussed above, to the extent applicable to Eligible Directors shall continue to govern the terms and conditions of Options granted to Eligible Directors.

      9.    EFFECTIVE DATE

      The Program shall become effective on the day shares of the Company's Common Stock are first offered to the public in an underwritten initial public offering pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission.


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